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PRESS RELEASE
                                              For further information contact:
                                              Edward F. Ruttenberg
                                              Phone: (412) 422-2377
                                              Fax:      (412) 422-2378
                                              Release No:  2005-16

(BW) (NY-AMERICAN-LOCKER-GROUP) (NASDAQ:ALGI) AMERICAN LOCKER GROUP INCORPORATED ANNOUNCES RESULTS FOR THIRD QUARTER OF 2005

BUSINESS EDITOR

   JAMESTOWN, NY- (BUSINESS WIRE) November 22, 2005. American Locker Group Incorporated is announcing that it filed its Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2005. The operating results for the third quarter of 2005 reflect the first full quarter without revenues from the Company's long-term contract with the United States Postal Service (USPS) for polycarbonate and aluminum Cluster Box Units (CBUs), which was not renewed by USPS and expired on May 31, 2005. In addition, the Company recorded restructuring charges of $523,000 in the third quarter of 2005.

   In the third quarter of 2005, the Company recorded consolidated net sales of $6,612,149, a decrease from $18,074,076, or 63.4%, over the third quarter of 2004. The Company's consolidated net sales for the nine months ended September 30, 2005 were $24,758,791, which represents a decline of 34.6% from the consolidated net sales of $37,882,548 for the comparable period in 2004. The decrease in net sales was attributable primarily to reduced volume of plastic postal products sold after the termination of the Company's CBU contract with USPS on May 31, 2005 and the existence of a large one-time sale to USPS in the third quarter of 2004 of approximately $7,000,000. Plastic locker sales were $998,000 in the third quarter of 2005 versus $12,179,000 in the same period of 2004, a decline of 91.9%, whereas metal locker and metal postal sales for the third quarter of 2005 were $5,624,000 compared to $5,895,000 in the same period of 2004, or a decrease of 4.6%. The Company reported a net loss of $539,318 in the third quarter of 2005 and a net loss of $6,611,876 for the nine months ended September 30, 2005, after a first quarter write-down of goodwill of $6,155,204, as compared to net income of $1,826,751 and $2,907,736, respectively, in the same periods of 2004. Loss per share on a diluted basis was $0.35 per share in


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the third quarter of 2005 and $4.30 per share in the nine months ended September
30, 2005, down from earnings per share on a diluted basis of $1.17 and $1.86, respectively, in the comparable periods of 2004.

   Edward F. Ruttenberg, the Company's Chairman and Chief Executive Officer, stated, "The Company is moving forward in the challenging implementation of the restructuring plan adopted by the Board of Directors in May of this year. During the third quarter, the Company centralized and relocated many financial reporting functions and all administrative functions to the new headquarters in Grapevine, Texas. The Company expects to realize reduced selling, general and administrative expenses going forward as a result of these measures."

The matters discussed in this press release which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve certain known and unknown risks, some of which are beyond the Company's control, including, among others, risks related to (i) the Company's plans, strategies, objectives, expectations, and intentions, which are subject to change at any time at the discretion of the Company, (ii) the successful implementation of the Company's restructuring plan, including a significant reduction of annual selling, general and administrative expenses and the restructuring of its bank debt on terms acceptable to its lenders, (iii) new product development by the Company, (iv) the Company's liquidity and capital resources, (v) the Company's competition, and (vi) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from those expressed in any forward-looking statement made by or on the Company's behalf. In light of these risks and uncertainties, there can be no assurance that the forward-looking information will, in fact, prove to be accurate. The Company has undertaken no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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